Exhibit 99.1

NASDAQ: MBRX | moleculin.com

MOLECULIN

BETTER TREATMENTS, MORE TOMORROWS



Corporate Presentation

October 1, 2026

Disclaimer

All statements contained herein other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Our potential to sustain our relationship with MD Anderson revolves around the continued collaboration and capitalizing on intellectual property resulting from sponsored research. The feasibility and promptness of our clinical trials are influenced by regulatory stipulations from entities like the US Food & Drug Administration (FDA) and their global counterparts. As such, all of our trials, including the MIRACLE trial, are subject to timely, future filings with and feedback, allowance, approvals, etc. from the FDA and their global counterparts. The implications of global events, such as the conflict in Ukraine or the Middle East, and prevalent supply chain challenges, play a role in our forward-looking statements. We will require significant additional financing, for which we have no commitments, in order to conduct our clinical trials as described in this presentation, and the milestones described in this presentation assume our ability to secure such financing on a timely basis. Additionally, our ongoing need for securing regulatory approvals in essential markets, and sourcing cost-effective drug solutions are core to our forward-looking statements. Furthermore, our commitments concerning intellectual property licenses, the potential efficacy of our drug candidates, market reception, potential product liabilities, and the emerging competitive landscape are also fundamental to our forward-looking statements. All scientific and clinical statements in this presentation, including any reference related to cardiotoxicity or the lack thereof concerning Annamycin, reflect current data and expert opinion as detailed in the Company's filings, from time to time, with the SEC, and are subject to revision upon completion of ongoing and future clinical studies. Our dependencies on third-party manufacturers, strategies for establishing business collaborations, the defense of our intellectual property rights, our plans for fostering company growth, and the imperative to retain key executive personnel also guide our projections. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this presentation may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. More detailed information about Moleculin is set forth in our filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. Data related to currently active trials of Moleculin are preliminary and subject to change until a final Clinical Study Report is published. Readers should not place undue reliance on such preliminary data. The Company undertakes no obligation to update, revise or correct any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Annamycin: Re-Engineered Anthracycline in Pivotal Phase 2/3

One of chemotherapy's most proven drug classes, re-engineered to overcome its defining limitation.
Encouraging data to date. Pivotal Phase 2/3 MIRACLE Trial underway. Part A data projects Part B statistical success.

Key Annamycin Highlights

39% / 54%	3x	15 pts	0	~$907M
CR / CRc, Annamycin arms pooled at first interim readout	**CR rate vs. HiDAC control at first interim**	**CR margin Part B is built to detect**	**Cardiotoxicity in 90 independently reviewed patients**	**Potential peak AML revenue, base case**
n=28 vs. 12% / 29% for control (n=17)	MIRACLE Trial, randomized: 39% vs. 12% CR (n=28 vs. n=17)	141 per arm; 81% power at a 20% control rate (= beat control by 15pts)	81 of 90 dosed above limit; mean ΔLVEF −0.12% (p=0.84)	~$9.85B across all pipeline indications

INVESTMENT THESIS

Differentiated Anthracycline

Designed to preserve anthracycline antitumor activity without the cumulative cardiac damage that limits treatment.

Pivotal Phase 2/3 Underway

Adaptive, FDA-guided MIRACLE compares Annamycin plus HiDAC with HiDAC alone in second-line relapsed or refractory AML.

Commercial Opportunity

A large AML opportunity provides the initial focus, with additional anthracycline-treated cancers offering expansion potential.

PATH TO POTENTIAL APPROVAL

Q3 2026	Q4 2026	Q1 2027	Q2 2027	Q4 2028	2029 / 2030
ACHIEVED Part A recruited	Breakthrough Therapy Designation planned	Unblinded n=90 readout; optimum dose selected	Part B pivotal expansion; n=222, 1:1 vs. control	Part B pivotal data	Rolling NDA and potential approval

Sources: MIRACLE (MB-108) first interim analysis, n=45 intent-to-treat, CCR report dated 5 June 2026; 3x CR ratio reflects first interim CR rates (39% pooled Annamycin arms vs. 12% HiDAC control) and may change as data mature; pooled cardiac-safety analysis across five completed clinical trials with independent cardio-oncology review, presented at ESC Cardio-Oncology 2026; independent qualitative market research, April 2026; market sizing and pricing per management estimates. Part B power calculated for a two-sided test at alpha 0.05 with 141 subjects per arm. Annamycin is investigational and not approved. Timeline is illustrative and forward-looking.

Our Team



Walter V. Klemp
Founder, President, CEO & Chairman



Donald Picker, PhD
Chief Scientific Officer



Jonathan P. Foster
Executive VP & Chief Financial Officer



Dr. John Paul Waymack
Senior Chief Medical Officer



Robert Shepard, MD, FACP
Medical Advisor



Adriano Treve
Strategic Advisor/Ex-Big Pharma Exec.

7	FDA Approvals
2	Big Pharma Exits
18	Moleculin Clinical Trials
~$2	Million in Management Investment in MBRX (Percent of O/S = ~7%[1])
200	Years of Combined Drug Development Experience

1 – Directors and Executive Officers as a Group Per Def 14A filed August 24, 2026

Science Advisors



Waldemar Priebe, PhD
MD Anderson Cancer Center
Founding Scientist & SAB Chair



Dr. Daniel Von Hoff
Mayo Clinic

HEMATOLOGY ONCOLOGY



Dr. Michael Andreeff
MD Anderson Cancer Center



Dr. Jorge Cortes
University of Alabama
at Birmingham



Dr. Giovanni Martinelli
Bologna University

Technology Portfolio

Program	Indication	Preclinical/ IND/CTA – Phase 1 – Phase 2 – Phase 2/3
Annamycin Anthracycline designed to avoid multidrug resistance mechanisms and lack the cardiotoxicity	R/R AML[3]	Miracle: Adaptive Phase 2B/3 Active
	STS Lung Mets	2 Trials – Phase 1B/2 Completed; P3 Ready
	Pediatric R/R AML	Received Positive FDA Feedback, Start of Phase 2B/3 Trial Expected 2027
	Pancreatic Cancer	Phase 1b/2: Investigator-Initiated at Atlantic Health System – IND planning active
	Pancreatic Cancer	UNC Chapel Hill IIT in vitro / in vivo + other
WP1066[1,2] STAT3 Inhibitor	Adult GBM	NU IIT with Radiation Active; P2 Active
	Pediatric Brain Tumors	Emory IIT P1 Closed; Preclinical active and P2 Planning
WP1122 Anti-Metabolite	GBM; Virology	IIT P2 Ready

Q1 2026 Part A n45 interim data released; Q3 2026 – Part A recruited

Investigator-initiated funded development active or targeted

MOLECULIN

1. This is the oral formulation. WP1066 IV formula has preclinical work being performed at Emory ITT. 2. Re-formulation of WP1066 studies are being performed at Emory. 3. 3L Adult AML clinical trial planned 2027
All technology derived from or jointly developed with MD Anderson Cancer Center (Houston)

Annamycin Combines Distinct Structural Enhancements With an Advanced Lipid Delivery System

DOXORUBICIN


Waals radius = 1.09 A
Amino Group

ANNAMYCIN


7-fold > Volume
van der Waals radius = 2.04 A
Iodine

L-ANNAMYCIN

naxtarubicin liposome


API
Multilamellar Vesicle

Note: L-Annamycin is used in scientific literature to differentiate between the API and the liposomal formulation; in all investor communications, Annamycin refers to L-Annamycin and all clinical research is conducted with L-Annamycin

Annamycin: Engineered to Increase Efficacy While Avoiding the Cardiotoxicity That Limits Today's Anthracyclines

Anthracyclines are among oncology's most effective chemotherapies, but cumulative heart damage caps the amount patients can safely receive. Annamycin was engineered to remove that ceiling without compromising efficacy.

What Makes Annamycin Different

Neutral Molecular Charge

Designed to reduce binding to cardiolipin, a key contributor to anthracycline accumulation in heart tissue.

Differentiated Pharmacokinetics

Favorable organ distribution and shorter systemic exposure compared with conventional anthracyclines.

Differentiated Tumor Delivery

Lipid-based delivery engineered for favorable tissue distribution and increased delivery to tumor tissue.

Avoids MDR1-Mediated Resistance

Designed to circumvent MDR1 drug-efflux and has shown preclinical activity in models resistant to anthracyclines, cytarabine and venetoclax.

Emerging Clinical Profile

Encouraging Clinical Activity

Randomized interim MIRACLE results numerically favor Annamycin across key remission measures after one treatment cycle.

Favorable Cardiac Safety[1]

No cardiotoxicity detected despite cumulative exposure well beyond conventional anthracycline limits.

MOLECULIN

1 - Zalaquett Z, Waymack S and Collier P (2026) Cardiac safety of L-Annamycin: a pooled analysis of five clinical trials. Front. Cardiovasc. Med. 13:1817847. doi: 10.3389/fcvm.2026.1817847

Annamycin vs. Currently Prescribed Anthracyclines

Comparative profile against the doxorubicin-class standard of care.

PROPERTY	Annamycin naxtarubicin liposome	Current Anthracyclines Doxorubicin class
Terminal half-life	~1–2 hours	~20–48 h[1]
Net charge at physiological pH	Neutral	Positive (cationic)
Cardiotoxicity	None detected[2] Independent review, 90 pts; doses to 2,970 mg/m²; ΔLVEF −0.12% (p=0.84).	Dose-dependent CHF[3] ~5% @ 400, ~26% @ 550, ~48% @ 700 mg/m².
Avoids MDR1 mechanisms	Yes[8]	No[8]
Vesicant activity	None[8] Does not require a central line.	Potent vesicant[4] Tissue necrosis on extravasation.
Alopecia	~7%[9]	~60–100%[5] Up to ~93% in AC combinations.
Severe mucositis (Grade ≥3)	0% (0/22)[6] Combination of Annamycin with high-dose cytarabine.	~16–26%[6] Intensive / dose-intensified 7+3; higher at escalated idarubicin / high-dose cytarabine.
Shelf life (unopened vials)	5 years[10]	~2 years[7]

Sources: 1. Pfizer/FDA Adriamycin label — doxorubicin clinical pharmacology. Annamycin data per PK studies summarized in Investigators' Brochure. 2. Moleculin, ASCO 2026 — pooled cardiac-safety analysis across 5 completed trials (AML & soft-tissue sarcoma), independent Cleveland Clinic review, 90 pts treated / 78 paired LVEF; ΔLVEF −0.12% (95% CI −1.34 to 1.09; p=0.84); no dose (p=0.12) or age (p=0.73) correlation; cumulative exposure to 2,970 mg/m². 3. Swain et al., Cancer 2003 (cumulative-dose CHF — congestive heart failure). 4. ESMO-EONS extravasation guidelines / ONS. 5. Chemotherapy-induced alopecia reviews, Cancers 2024–25. 6. Severe mucositis: Annamycin (AnnAraC, MB-106) — 0/22 Grade ≥3 events (Mucosal inflammation; high-dose cytarabine 2.0 g/m²/day × 5, with cryotherapy/mouthwash prophylaxis), per MB-106 Clinical Study Report. Comparator ~16–26% from intensive/dose-intensified 7+3 induction (idarubicin or DNR 90 mg/m² ± high-dose cytarabine): StatPearls "Oral Mucositis" (NCBI NBK565848); idarubicin dose-escalation, high-dose Ara-C (PubMed 12161355); NCRI AML17, *Blood* 2015;125:3878. 7. FDA doxorubicin HCl prescribing information. 8. Per published research conducted at MD Anderson. 9. Per CSR data from MB-104, 105, 106 and 107. 10. Per vendor studies.

MOLECULIN

AnnAraC (Annamycin + HiDAC): Potential to Meaningfully Address a Significant Unmet Need in R/R AML

"Fit"
7+3 induction

~ 50% of 1L

~ 14[1]/100

+

"Unfit"
Ven-Aza

~ 50% of 1L

~ 15[2]/100

+

Targeted
gene-defined

~ 50% of 2L have appropriate genotype

~ 9[3]/100

~

AnnAraC
Annamycin + Ara-C

~ 60/100

Current preferred therapies leave an unmet need for ~60% of AML patients

= Positive outcome
Successful bone marrow transplant or lasting remission

= Unmet need

Across every approved pathway, only about 38 of 100 AML patients reach a durable positive outcome. In trials, AnnAraC (Annamycin + Ara-C) produced a complete response in ~50% of second-line patients, offering the potential to meaningfully increase the positive outcomes for R/R AML.

[1] Fit ~14%: 0.5 (deemed fit) × 0.36 (durable remission leading to BMT) × 0.8 (BMT success rate) = 0.14
[2] Unfit ~15%: 0.5 (deemed unfit) × 0.37 (durable remission leading to BMT or lasting remission) × 0.8 (BMT success rate) = 0.15
[3] Targeted ~9%: 0.62 (R/R from 1L) × 0.18 (% of 2L with requisite genotype × associated CR rate for respective targeted therapy) × 0.8 (BMT success rate) = 0.09
Illustrative; figures per 100 patients, rounded. AnnAraC is investigational and not approved. Source: company-sponsored trials & management estimates; forward-looking.

Ongoing Phase 2/3 Pivotal Trial in R/R AML

MiRACLE
Moleculin R/R AML AnnAraC Clinical Evaluation

Part A recruitment closed, following positive first interim results showing CR rates at least 3x control across both Annamycin arms.

MIRACLE is an artificially truncated trial, limiting to a single cycle of treatment before measurement of the primary endpoint (CR). This gives patients randomized to control (HiDAC + placebo) maximum flexibility to move to another standard of care if they fail to respond. This is expected to reduce absolute CR rates from those achievable through multiple cycles, making the differential between test and control the most critical point for approval.

ANNARAC V. HIDAC[1]

Compare Annamycin + HiDAC (AnnAraC) v. HiDAC + placebo

3 ARMS W/ 2 EARLY READOUTS

Adaptive trial design per Project Optimus[2] determines Part B dose Part A interim and final analyses set the dose

CR = PRIMARY ENDPOINT

Primary Endpoint is Complete Response after ~35 days (OS is secondary) Single cycle by design — not a best-response read

SoC POST R/R EITHER ARM

Standard of care available to all R/R subjects post initial treatment

Met with the FDA in summer 2024 for an end of P1B/2 Meeting which assisted with development of the MIRACLE trial. FDA agreed that MB-106 demonstrated no cardiotoxicity.

MiRACLE

Adaptive Trial Design – End of Phase 2 FDA Meeting

PART A · ENROLLMENT CLOSED – DATA EXPECTED Q1-27

n = 90
30 per arm

Select the Dose

Chooses which Annamycin dose advances. Produces the first durability, MRD and genotyping data, and a characterized control arm. Deliberately not sized to prove superiority.

PART B · Q2-27

n = 222
+60 from Part A

Supports Approval

The optimum dose against control, 1:1. Pooled with the two carried-forward Part A arms for a final analysis of 141 subjects per arm. This is the statistical test. Targeting 40+ sites across 11 countries.

Part A

Adult R/R AML
2nd Line
n=90
randomize 1:1:1

Annamycin
190 mg/m² +
HiDAC
(*n*=30)

Annamycin
230 mg/m² +
HiDAC
(*n*=30)

Control Arm
HiDAC +
placebo
(*n*=30)

2 Unblinded Data Readouts Rolled into Final Analysis (~20% of total)

Establish Optimum Dose*

***Criteria:**
Efficacy
Safety
Tolerability

Part B

Adult R/R AML
2nd Line
n=222
randomize 1:1

Annamycin Optimum Dose + HiDAC
(*n*=141)
Pooling of Part A (30) and Part B (111)

Control Arm
HiDAC + placebo
(*n*=141)
Pooling of Part A (30) and Part B (111)

Doses and adaptive design recommended by FDA in end of Phase 1B/2 meeting; Primary Endpoint = CR rate at ~1 month; US IRB approved

MOLECULIN

Note: The clinical trial approval with EMA was granted under the condition that the Company present results of appropriate nonclinical GLP studies before initiating the Phase 2/3 portion (Part B) of the study. Results will be submitted as a substantial modification to the existing approved protocol.

MIRACLE Part A: Interim Analysis

MiRACLE
Moleculin R/R AML AnnAraC Clinical Evaluation

A global, adaptive Phase 2/3 of Annamycin + HiDAC vs. HiDAC + placebo

POPULATION
AML adults
R/R after first-line therapy

→ **1:1:1 randomization** →
Stratified, blinded, adaptive

ARM 1	ARM 2	ARM 3
HiDAC + placebo	**Annamycin 190**	**Annamycin 230**
High-dose cytarabine	190 mg/m² + HiDAC	230 mg/m² + HiDAC
n = 17 at interim	n = 14 at interim	n = 14 at interim

ENDPOINTS - MIRACLE

PRIMARY	**Complete Remission Rate (CR)**
SECONDARY/ EXPLORATORY	**Composite Complete Remission Rate (CRc), Durability, Overall Survival, BMT Rate, MRD and Genotyping**

FIRST INTERIM

n = 45

Evaluable for response, on an intent to treat basis

Source: CCR report dated 5 June 2026. CCR is a division of Worldwide Clinical Trials.

MiRACLE
Moleculin R/R AML AnnAraC Clinical Evaluation

n=45 Interim Analysis Results

Both Annamycin arms outperform control on primary and secondary endpoints



12%
2/17
CR
29%
5/17
CRc
43%
6/14
CR
50%
7/14
CRc
36%
5/14
CR
57%
8/14
CRc
Control
HiDAC + placebo
Annamycin 190
190 mg/m² + HiDAC
Annamycin 230
230 mg/m² + HiDAC
Measured after only one cycle

iDMC RECOMMENDATION

Continue MIRACLE without modification

No safety signal warranting protocol changes.

% over AGE 60

75.6%

1L REGIMEN	
7+3	55.6%
Venetoclax regimen (1L)	31.1%
Other	13.3%

ENROLLING SITES
11

COUNTRIES
7

MOLECULIN

First interim analysis, n = 45, intent-to-treat. CR = complete remission; CRc = composite complete remission (CR + CRi + CRh) per ELN 2022 criteria. P value: CR = .158, CRc = .293. Statistical significance not expected at n=45. Source: CCR report dated 5 June 2026. CCR is a division of Worldwide Clinical Trials, sites and countries per CCR weekly reports.

MiRACLE
Moleculin R/R AML AnnAraC Clinical Evaluation

Preliminary Blinded Efficacy in R/R Ven-Treated ("Unfit") Subjects


47%
8/17
29%
5/17
CR
CRc
Venetoclax-pretreated
n = 17

INTERPRETATION

These are **blinded** results — the analysis population shown here **still includes the placebo control** arm.

All 17 subjects (of the first 45) received **venetoclax as part of first-line therapy** — a population in which response rates to subsequent treatment are typically low.

Blinded interim results released 31 July 2026, at n = 62 evaluable, ran 24% CR and 37% CRc overall. Prior venetoclax-treated subjects — 48% of those 62 — ran 23% CR and 37% CRc, essentially matching the overall blinded population.

CRc = CR+CRi+CRh (ELN 2022). Source: blinded clinical trial database for MB-108 (MIRACLE) as of the first interim analysis. Data are preliminary and subject to change. The 31 July 2026 figures are the Company's blinded interim update at n = 62 evaluable, of which 48% had prior venetoclax. Note: the unblinded data reviewed by the iDMC included 14 subjects described as receiving primarily Ven-HMA as a 1L regimen, which, per the blinded data set, excluded 3 additional subjects whose 1L treatment included venetoclax in addition to non-HMA related therapies.

MiRACLE
Molecular R/R AML AnnAraC Clinical Evaluation

Pooled Data: Consistent Efficacy Across 50 Subjects


36%
8/22
41%
9/22
39%
11/28
54%
15/28
38%
19/50
48%
24/50
CR
CRc
CR
CRc
CR
CRc

MB-106	**MB-108 (MIRACLE)**	**Combined**
AnnAraC - all lines (1st–7th)	Annamycin 190 + 230 pooled	MB-106 + MB-108
Allowed multiple cycles	Measured after only one cycle	
n = 22	**n = 28**	**n = 50**

MOLECULIN

CRc = CR+CRi+CRh. MB-106 (AnnAraC): ITT subjects with efficacy determined, all lines, as of 30 Jun 2025 (preliminary). MB-108 (MIRACLE): pooled Annamycin 190 + 230 mg/m² arms, randomized double-blind ITT, first interim. Pooled for illustration; studies differ in design.

MiRACLE
Moleculin R/R AML AnnAraC Clinical Evaluation

Part A: Enrollment, Dose Selection and Pivotal Expansion

Enrollment for Part A complete – focused now on data lock to unblind and select the optimal dose for Part B

TODAY	PART A	DOSE SELECTION (Expected Q1-27)	PART B (Begins Q2-27)
First interim	**Enrollment closed**	**Adaptive readout**	**Pivotal expansion**
n = 45 analyzed (ITT)	90 enrolled to date	Single Annamycin dose advances	Optimal dose vs. control

PER PROTOCOL Part A data from the selected optimal-dose and control arms carry forward to (and are combined with) Part B data in the pivotal analysis (20% of the final Part B data).

"Unfit" patients increasing in Part A

The first 45 patients came mainly from regions with limited access to clinical trials and targeted therapies, which allowed enrollment of more "fit" patients. The second 45 are coming primarily from the EU and US, where alternative trials and targeted therapies are more widely available, so more of them are "unfit" (est. ~50/50 "fit" vs. "unfit" across Part A). As a result, the second 45 include:

- Double the proportion of patients who failed venetoclax regimens (for whom alternatives are very limited)
- Older patients and more "unfit" patients
- A more challenging-to-treat population overall

This positions Part A to read out across both "fit" and "unfit" patients, and across a range of other factors (e.g., genotype), for all arms after just one cycle.

Per Management estimates and assessment of blinded MB-108 data provided by CCR trial database. CCR is a division of Worldwide Clinical Trials.

Part A Is to Choose the Dose and Part B Is to Achieve Approval

In Part A, both Annamycin arms showed higher CR and CRc rates than control at the first interim look, providing encouraging direction as MIRACLE advances toward the pivotal Part B analysis.

Part A: Encouraging Direction

- Both Annamycin arms outperformed control on CR and CRc
- Observed after only one treatment cycle
- iDMC recommended continuing without modification
- Full n=90 readout will support optimal dose selection

Part B: Pivotal Confirmation

- Selected Annamycin dose versus control
- Approximately 222 additional patients randomized 1:1
- Part A selected-dose and control data carry forward
- Fully powered analysis designed to determine statistical significance

Part B Is Powered to Detect a 15-Point CR Difference

Part B was designed to detect a 15-point CR difference. At the first interim look, the observed differences between the Annamycin arms and control were 31 and 24 percentage points (the lower the control, the CR difference required becomes lower).

If Control CR rate is:	8%	12%	15%	20%	25%
Annamycin CR rate needs to be:	23%	27%	30%	35%	40%

Power calculated for a two-sided test at alpha 0.05 with 141 subjects per arm, the pooled Part A carry-forward plus Part B. First interim figures are the n=45 intent-to-treat analysis (CCR report, 5 June 2026): Annamycin 190 6/14, Annamycin 230 5/14, control 2/17. Part A is not powered to demonstrate superiority and no inference about Part B should be drawn from it. Forward-looking; actual results will depend on the control rate observed and on enrolment.

Estimated Regulatory Timeline



2026
2027
2028
2029/2030
Part A n=90 • 3-arm (1:1:1)
Part B n=222 • 2-arm (1:1)
~18 months; Optimum dose from Part A vs. Control; n=60 carries forward from Part A for total Phase 2/3 n=282
Rolling NDA
Unblinded Readout, n=45
End of June 2026
Enrollment closed n=89+ (89 enrolled + slots allocated)
Q3 2026
Breakthrough Therapy Designation Planned
Unblinded Readout, n=90
Select Optimum Dose
Q1 2027
NDA Approval
2030

60 subjects carry forward from Part A — about 20% of the final 282-subject dataset. Thirty on the selected Annamycin dose and thirty on control are pooled into the pivotal analysis, so a fifth of the registration dataset is already generated and read out before Part B enrolls its first subject.

Key Opinion Leaders' Support for Annamycin for R/R AML



Giovanni Martinelli, MD

University of Bologna · Lead of the EU-financed IMPACT-AML program · Moleculin Scientific Advisory Board

"The preliminary clinical activity of Annamycin in heavily pretreated, relapsed/refractory AML patients who had progressive disease following Ara-C and VEN is very exciting and would provide a much-needed treatment option… Having a drug that can overcome these resistance pathways and provide a benefit in these high-risk patients, while not doubling-up on toxicities, could truly be a game-changer."[1]



Michael Andreeff, MD, PhD

Professor of Medicine, Department of Leukemia · The University of Texas MD Anderson Cancer Center · Moleculin Scientific Advisory Board

"Annamycin combined with Ara-C could significantly advance the standard of care and provide better outcomes for these high-risk patients… This is very striking data, and what is interesting is it holds up for patients who had Venetoclax based treatments but also patients who have chemotherapy… the data that is shown here is always inferior to these really incredibly high response rates to Annamycin."[2,3]



Mohamad Cherry, MD

Medical Director of Hematology · Atlantic Health System

"Definitely there is unmet need, and we have to remember that more than 50% of patients are still dying from AML despite all the recent advances. And the situation is more grim in the relapsed/refractory setting… So, the exciting idea about a new anthracycline without cardiotoxicity is extremely important, and especially where Venetoclax might fail."[5]



Jorge Cortes, MD

Chief of Hematology · Division of Hematology and Oncology, UAB O'Neal Cancer Center · Moleculin Scientific Advisory Board

"Although Venetoclax has been an important improvement in first line therapy for AML patients who are unfit for intensive chemotherapy, the rate of relapse is high and overall survival post relapse is just a few months. This turns out to be a large percentage of AML patients in total and we clearly need a better treatment option."[6]

1. Moleculin. (2024, December 11). Moleculin Announces Online Publication of Preclinical Data Demonstrating Significant Activity of Annamycin in Venetoclax Resistant AML Model [Press Release]; 2. Moleculin. (2024, November 18). New Findings Show Moleculin's Annamycin Overcomes Resistance to Venetoclax in AML [Press Release]; 3. Andreeff, M. (2024, May 7). Acute Myeloid Leukemia (AML) Clinical Day [Video]. Moleculin Biotech, Inc; 4. Moleculin. (2024, May 1). Moleculin Announces Formation of Scientific Advisory Board to Support Development of Annamycin [Press Release]; 5. Cherry, M. (2024, October). Moleculin Biotech KOL Event [Video]. Moleculin Biotech, Inc. Quotations are excerpted; ellipses denote omitted text; 6. Moleculin. (2024, November 18). New Findings Show Moleculin's Annamycin Overcomes Resistance to Venetoclax in AML [Press Release].

Oncologists Declare 6 out of 7 Likelihood to Prescribe Annamycin

GAPS IN STANDARD OF CARE

Only 1 of 19 oncologists is highly satisfied with current R/R AML options.

Targeted therapies too narrow
Meaningful gains limited to ~30–60% of R/R patients.

Post-venetoclax is a critical void
Options after ven-based therapy are severely limited.

Durability remains the #1 unmet need
Rapid relapse is the norm.

Transplant gap persists
Bridging patients to the only curative pathway (BMT) remains unreliable.

Efficacy–tolerability trade-off
Limited options for older/unfit all-comer patients.

ANNAMYCIN FILLS THE GAP

High, durable efficacy of Annamycin is attractive to prescribers.

Biomarker-agnostic efficacy
Oncologists repeatedly praise Annamycin's all-comer applicability.

No cardiotoxicity signal
Cardiac-sparing profile expands eligibility to older, co-morbid and anthracycline-exposed patients.

Fills the post-venetoclax void
Compelling in the poorly-served post-ven setting.

Deep, durable responses
Bridging patients to cure.

KEY POSITIONING POINT

Re-engineered anthracycline framing
"The backbone of the anthracycline— made better."

HIGH LIKELIHOOD TO PRESCRIBE

6/7

Average likelihood to prescribe
across surveyed oncologists.

STRONGEST INTENT TO USE AS A GO-TO OPTION

Fit / intermediate-fit, transplant-eligible
Primary target population.

Post-venetoclax failure
Compelling option in the post-ven void.

Biomarker-negative patients
Where targeted therapies don't apply.

Pediatric patients
Priority on bridging to BMT and cardiac safety.

Source: Independent Qualitative Research, April 2026 • n=19 oncologists (KOL, Hem/Med Onc, Ped Onc).

Independent Payer Research Supports Premium Pricing for Annamycin

PAYERS

Payer Value Drivers
Evaluated efficacy, treatment burden and potential cost-of-care savings.

Cost-of-Care Impact
Shorter treatment, reduced monitoring and fewer testing requirements may lower overall costs.

PRICING

Payer-Supported Range
Independent research identified an acceptable range of $27,500 to $35,000 per infusion.

Pricing Benchmark
Anchored Annamycin to Vyxeos and supported a modest premium.

SUPPORTED PRICE

~$30K

PER INFUSION

Premium over Vyxeos
Supported by superior efficacy and all-comer eligibility

Preferred status
Tied to cost-competitiveness vs. targeted agents

Line of therapy & response criteria
Will govern access and continuation

Source: Independent Qualitative Research, April 2026

AML Potentially Supports ~$900M Opportunity; Pipeline Indications Could Expand Peak Potential to ~$9.9B

~$907M
AML PEAK REVENUE • BASE CASE

$9.85B
PORTFOLIO PEAK • BASE CASE

INDICATION	US INC/YR	EX-US INC/YR	SHARE	BASE PEAK
CLINICAL-STAGE				
Adult R/R AML (60% unmet need) P3	12,600	18,000	25%	$0.65B
Adult 1L AML (+40%, adds all patients)	8,400	12,000	15%	$0.26B
Soft-Tissue Sarcoma P1B/2	13,000	25,000	10%	$0.46B
PRECLINICAL / IIT				
Osteosarcoma	1,000	2,500	10%	$0.04B
Pediatric (anthracycline-treated)	10,000	10,000	10%	$0.27B
Pancreatic Cancer	60,000	175,000	5%	$1.33B
Breast — Visceral Mets (lung/liver)	71,000	140,000	5%	$1.27B
Hepatocellular Carcinoma	33,000	120,000	5%	$0.84B
Colorectal — Visceral Mets (lung/liver)	80,000	320,000	5%	$2.16B
RCC — Lung Mets	67,000	160,000	5%	$1.32B
Endometrial — Lung Mets	67,000	145,000	5%	$1.26B
Total	**423,000**	**1,127,500**	**6%**	**$9.85B**

Peak Annual Revenue Illustration

AML Only • Base Case

	US	EX-US	TOTAL
AML incidence	21,000	30,000	51,000
2L R/R @ 60%	12,600	18,000	30,600
25% market share	3,150	4,500	7,650
4 infusions / patient	12,600	18,000	30,600
WAC per infusion	$30,000	$15,000	
2L/RR peak revenue	$378M	$270M	$648M
Add 1L (40% > 2L)	$151M	$108M	$259M
AML Peak Revenue	**$529M**	**$378M**	**$907M**

NOTES: For illustration purposes only. AML market share to be validated by quantitative analysis currently under way. 1 cycle of treatment = 3 infusions, illustration assumes an average of 1.33 cycles per patient

MOLECULIN

Source: Management Estimates. See Appendix slide titled "Notes for Potential Revenue Estimate"

Targeted Therapies Create Another Opening for Annamycin

Why the shift toward targeted therapy expands Annamycin's potential role rather than threatening it

1

Limited as monotherapy

Targeted agents (FLT3, IDH, NPM1, KMT2A) deliver only modest remission rates used on their own.

→

2

Best in combination

Their strongest results come added to classic induction — most likely in the first-line setting.

→

3

Triplets increase toxicity

Layering targeted-agent toxicity onto cytotoxic chemotherapy compounds the tolerability burden.

→

4

Annamycin is the solution

Potential to match or exceed 7+3, mutation-agnostic, excels in Ven-HMA failures, non-cross-resistant, easier on patients, avoids cardiotoxicity.

THE LOGICAL OUTCOME

NEAR TERM

Universal salvage

We believe Annamycin should be a choice for salvage therapy for relapsed or refractory AML — regardless of mutation or which targeted path the patient started on. This is especially true for Ven-HMA failures.

AS THE DATA MATURES

First-line backbone

With further testing, we believe Annamycin can become the preferred, better-tolerated cytotoxic partner to targeted therapies — the triplet backbone in first-line treatment.

Reflects the Company's strategic view of the AML treatment landscape; efficacy and safety characterizations are based on clinical data to date and remain subject to ongoing trials.

Anthracyclines Remain a Foundational Class of Chemotherapy

Powerful Treatment Known for Their Potent Effects and Long-Standing Role in Cancer Treatment
- Need for disruption



Global Anthracycline Market
Expected to Grow at a CAGR of 8.4%[1]
USD Billions
0
1
2
3
4
$2.0B
$4.1B
2025
2034

~50%

of all cancers are treated with an anthracycline[2]

~60%

of all pediatric cancers are treated with an anthracycline[2]

MOLECULIN

1. Research and Markets, Anthracycline Market Outlook 2025-2034, October 2025
2. Anthracycline use and cardiac-outcome figures per Maudens 2011, George 2025, Qiu 2023 and Nathan 2016; dose-response per Swain 2003.

Cardiotoxicity Creates a Lifetime Ceiling on Anthracycline Use

Traditional Anthracycline Cardiotoxicity Accumulates Over Time and Limits Efficacy

Estimated Cumulative Percentage of Patients With On Study Cardiac Events, by Cumulative Dose[1]



FDA-recommended lifetime Cumulative Dose Limit of doxorubicin hydrochloride/m² body surface area.

Dose-Related Risk of Doxorubicin-Induced Congestive Heart Failure (CHF); Patients with CHF by Cumulative Dose[1]



mg/m²
600
8.25%
450
3.75%
300
1.80%
150
0.50%

Despite Risk of Cardiotoxicity, Anthracyclines Are Still Widely Used Due to Their Potent Effects

550 mg/m²

FDA lifetime cumulative dose limit for doxorubicin

the ceiling on the whole class

65%

of treatments at or above the limit cause heart damage

and 100% event level by 850 mg/m²

60%

of childhood cancer survivors develop cardiac dysfunction

the long tail of the ceiling

MOLECULIN

1. Swain SM, Whaley FS, Ewer MS. Congestive heart failure in patients treated with doxorubicin: a retrospective analysis of three trials. Cancer. 2003;97(11):2869-2879. doi:10.1002/cncr.11407. Available at https://acsjournals.onlinelibrary.wiley.com/doi/10.1002/cncr.11407

Eliminating Cardiotoxicity

More Than Five Times the Lifetime Limit. No Cardiotoxicity Detected.



FDA Lifetime Limit 65% Cardiac Event Level
100% Cardiac Event Level >8% Heart Failure
550mg/m²
850mg/m²
>3000mg/m²
0% Cardiac Events
Currently Prescribed Anthracyclines
Annamycin

Zero Cardiotoxicity in 90 Reviewed Patients

- Includes Echo, GLS and troponin evaluation
- Independent review by Cleveland Clinic ongoing and FDA concurred in June 2024[1,2]
- 81 of the 90 dosed above the lifetime limit; up to >3000 mg/m²

Treated up to 5x the lifetime limit

Source Current Cardiology Review, Anthracycline Cardiotoxicity: Prevalence, Pathogenesis and Treatment, Maria Volkova and Raymond Russel III. Referenced from Cancer. 2003 Jun 1;97(11):2869-79. "Congestive heart failure in patients treated with doxorubicin: a retrospective analysis of three trials". Swain SM, Whaley FS, Ewer MS., PMID: 12767102; Preliminary clinical studies from Moleculin. 1 – based on evaluation of 90 independently reviewed patients demonstrating zero cardiac events related to Annamycin; 2 - 1 - Zalaquett Z, Waymack S and Collier P (2026) Cardiac safety of L-Annamycin: a pooled analysis of five clinical trials. Front. Cardiovasc. Med. 13:1817847. doi: 10.3389/fcvm.2026.1817847

Opportunity for Market Cap Growth

ANNAMYCIN

Disruptive Technology
Patented NCE with ODD & Fast Track status and Rare pediatric potential which we believe to have - 1) Superior safety & efficacy serving huge unmet need; 2) First ever non-cardiotoxic alternative; 3) Avoids resistance mechanisms; 4) Superior tissue/organ distribution

Clinically Advanced
Greater Phase 2 efficacy over FDA approved 2L AML therapies[3]; Phase 2/3 Pivotal R/R AML trial underway with FDA guidance and low approval bar; strong early data (n=45); 2nd readout end of 2026; Encouraging efficacy also seen in STS Phase 2 trial; Pancreatic cancer IIT 1st half 2027

Market Potential
Nearly $1 billion market[1] in AML alone; 10x growth potential in additional indications supported by Phase 1/2 or preclinical data

Diverse Pipeline
Additional oncology/viral drug candidates[2] with successful Phase 1/2 trials being funded by investigator-initiated studies

Deep Management Bench
200 years of biotech experience; multiple FDA approvals

1 – See slide entitled "AML Potentially Supports ~$900M Opportunity"
2 – See pipeline chart and investigator-initiated preclinical work and clinical trials.
3 – Reference to approved FDA 2L therapies.

BETTER TREATMENTS,
MORE TOMORROWS

Appendix



Global Network

- All technology licensed from MD Anderson Cancer Center (MDACC)
- Supports continuing preclinical research on our technology at MDACC
- Active contractors in US, EU and Asia for drug production and distribution as well as for clinical trial management
- Past & current externally funded trials – MD Anderson Cancer Center; Emory University, Aflac Cancer & Blood Disorders Center, Children's Healthcare of Atlanta; Northwestern University (NIH & BrainUp); Madame Curie Institute (Poland) and others in discussion

Blinded Pooled Results & n=45 Interim Results

Pooled, blinded, interim data – treatment failures occur faster (~5-10 days post cycle) vs CRc's (~30-50 days post cycle)

Both Annamycin arms outperform control on primary and secondary endpoints


Ven failures have almost doubled post n45
30%
CR
40%
CRc
24%
CR
37%
CRc
29%
13/45
CR
44%
20/45
CRc
12%
2/17
CR
29%
5/17
CRc
43%
6/14
CR
50%
7/14
CRc
36%
5/14
CR
57%
8/14
CRc
Blinded (n=30)
Pooled all arms, evaluable
Blinded (n=62)
Pooled all arms, evaluable
All Arms
Pooled population
Control
HiDAC + placebo
Annamycin 190
190 mg/m² + HiDAC
Annamycin 230
230 mg/m² + HiDAC

Pooled, Blinded Releases

n=45 Results

Pooled, blinded, interim data should be used as an overall indication of activity in all three arms and not as an indication of a specific arm's activity.

First interim analysis, n = 45, intent-to-treat. CR = complete remission; CRc = composite complete remission (CR + CRi + CRh) per ELN 2022 criteria. P value: CR = .158, CRc = .293. Source: CCR report dated 5 June 2026. CCR is a division of Worldwide Clinical Trials. Blinded interim analyses at n = 30 and n = 62 evaluable subjects are pooled across all arms.

History of Development

Pre-2016

- Aronex and Callisto begin AML/ALL clinical trials but stop development due to acquisition/insolvency; license rights returned to MD Anderson
- AnnaMed, Inc. (formed by W. Klemp) licenses from MD Anderson
- Wetzler M, et.al publish encouraging AML data from truncated Callisto trial

2016

- AnnaMed, Inc. assigns rights to Moleculin Biotech, Inc. as part of Moleculin's IPO

2018

- Annamycin receives Orphan Drug designation from FDA for AML
- MB-104 P1 initiated in US; multi-center single agent r/r AML (limited by FDA to subtherapeutic dose)
- Annamycin receives Fast Track designation from FDA for AML

2020

- MB-105 initiated in EU; P1/2 multi-center single agent r/r AML (unlimited dose escalation)
- Annamycin receives Orphan Drug designation from FDA for STS
- MB-104 concluded

2022

- NIO STS trial initiated in Poland (alternate dosing regimen)
- Annamycin receives Fast Track designation from FDA for STS
- MB-107 initiated in US; multi-center single agent STS (unlimited dose escalation)
- MB-106 initiated in EU; multi-center P1/2 combination r/r AML
- MB-105 Concluded

2024-25

- US PTO awards composition of matter patent to Annamycin (coverage thru 2040)
- EoP2 meeting with FDA results in Phase 2/3 design
- Start up of Phase 2/3 MIRACLE (MB-108) trial of AnnAraC in 2L AML
- Amended IND submitted to FDA

Next

MOLECULIN

AML Clinical History

	PHASE 1: MB-104 MONOTHERAPY 100-120 mg/m²	PHASE 1/2: MB-105 MONOTHERAPY 120-240 mg/m²	PHASE 1/2: MB-106 COMBINATION THERAPY Annamycin + HiDAC	PHASE 2B/3: MB-108 (MIRACLE) COMBINATION THERAPY Annamycin + HiDAC
	• n = 7 • **17% CRi (at suboptimal dosing)** • Dosing limited by FDA Lifetime Anthracycline Dose (LTMAD) • Trial location – US	• n = 20 • Median lines of prior therapy = 4 • Median age of 240 mg/m² (RPD2) cohort = 65 years • **80% ORR in 240mg/m² cohort (N=5)** • Trial location - Poland	• **All subjects 41% CRc; 36% CR (n=22, 0-6 prior lines)** • **2nd Line 60% CRc, 50% CR (n=10, 1 prior line)** • Median age all subjects = 69 • Trial location – Poland & Italy • "3+5" therapy	• n=45 analyzed (first interim, ITT); 65/90 enrolled in Part A (as of 6/23/26) • **Pooled 190 + 230 mg/m²: 54% CRc; 39% CR (n=28)** • Adult R/R AML, 2nd line; randomized 1:1:1, double-blind, placebo-controlled • 14 sites across 11 countries
KEY FINDINGS	• **Well-tolerated in the study population** • Limited to low doses • Morphologic leukemia-free state achieved in one subject in the 120 mg/m² cohort	• **Positive correlation between response rate and dose**	• **Median overall survival:** 2nd line = 12.4 mos. (n = 10) • **Median durability CR's:** 13.1 months and increasing (n = 8) • Strong efficacy signal even where Ven-HMA has failed	• **iDMC: continue MIRACLE without modification** – no safety signal warranting protocol changes • **Blinded data shows 47% CRc in venetoclax-pretreated subjects (n=17, across all arms, including control)** – a population where response is typically low • Clear efficacy signal in both Annamycin arms
REGULATORY SIGNIFICANCE	• **Demonstrated safe dosing** within FDA-mandated limitations for anthracycline exposure	• **Demonstrated safe dosing beyond FDA** (and EMA) limitations for cumulative anthracycline exposure and early efficacy as single agent	• **Addition of Cytarabine supported by compelling preclinical data** showing improvement over Annamycin monotherapy	• **Advanced Phase 2B/3 design recommended by FDA** at end-of-Phase1B/2 meeting; pivotal, registration-enabling readout (primary endpoint CR rate at ~1 month)

MOLECULIN

Source: Clinical study reports for MB-104 & MB-105. MB-106 & MB-108 data are preliminary and subject to change. MB-108 (MIRACLE) per first interim analysis (n=45, ITT), CCR report 5 June 2026. CRc = CR+CRi+CRh; "ITT" = intent to treat; HiDAC = high-dose cytarabine.

Annamycin Delivered Superior Efficacy in MB-106 in R/R AML

CR[1]	50%
CRc[1]	60%
OS for CR[3]	14.0 months
OS for 2L[1]	12.4 months
OS for (1-7L)[4]	12.4 months
CR Durability[2]	13.1 months
MRD Negative[3]	75%
BMT[3]	50%

The Phase 2 data shown here represent more than 2x the complete remission rate of the leading 2L AML treatments.

Durability and OS are also substantially higher.

Note: MB-106 Trial – Annamycin in combination with Ara-C (AnnAraC) for AML

1 – Median; 2L subjects (n=10) 2 – Median; 1-3L CR's (n=8). Durability for CRc is ~6 mos (n=9). 3 – CR or better responders (n=8). 4 continue with OS. 4 – For all subjects measurable OS (n=22). 5 - Bruno C. Medeiros, Is there a standard of care for relapsed AML?, Best Practice & Research Clinical, Haematology, Volume 31, Issue 4, 2018, Pages 384-386, ISSN 1521-6926; Roboz GJ, Sanz G, et al. Guadecitabine vs TC in relapsed/refractory AML after intensive chemotherapy: a randomized Phase 2/3 ASTRAL-2 trial, Blood Adv. 2024 Apr 23;8(8):2020-2029. doi: 10.1182/bloodadvances.2023012062. PMID: 38231126; PMCID: PMC11103175.; Faderl S, Wetzler M, et al. Clofarabine plus cytarabine compared with cytarabine alone in older patients with relapsed or refractory acute myelogenous leukemia: results from the CLASSIC I Trial. J Clin Oncol. 2012 Jul 10;30(20):2492-9. doi: 10.1200/JCO.2011.37.9743. Epub 2012 May 14. PMID: 22585697; PMCID: PMC4874149. All – As of June 30, 2025. Data is preliminary subject change and subject to final Clinical Study Report.

MB-106: AnnAraC 2L Efficacy in Venetoclax R/R Patients

Venetoclax regimen failure leaves patients with dismal options

AGE	RELAPSED OR REFRACTORY	VEN-AZA/ VEN-DEC BEST EFFICACY	VEN-AZA/ VEN-DEC CYCLES (MONTHS)	ANNARAC CYCLES	ANNARAC EFFICACY	OVERALL SURVIVAL (MONTHS)
78	Relapsed	PD	17	3	CR	24.9+
64	Refractory	SD	2	1	CR	14.1
64	Relapsed	CR	2	2	CRi[1]	3.2
75	Refractory	PR	6	1	PD	2.0
75	Relapsed	CR	Unknown	0	Allergic[2], PD	NA[2]

AnnAraC 40% CR rate and 60% CRc rate in Venetoclax R/R AML

Recent study[3] of Ven-HMA failures in 1L patients:

- Dismal outcomes upon failure - OS median for R/R AML post Ven regimens is 2.4 months
- R/R that received salvage therapy (n=24) attained CRc 12.5% and CR 4%

Kura (Ziftomenib) reported a 36% CRc rate in Ven failures (non-ITT, combined with Ven, n=14) and did not disclose CR rate[4]

AnnAraC > 4x better by comparison

1 – Subject succumbed to an infection that, upon review, could have been avoided with proper standard of care infection prophylaxis
2 – Subject had allergic reaction to Annamycin and therefore did not receive a full treatment cycle; 1st such reaction in more than 100 patients treated to date
3 – A. Maiti, C. Rausch, J. Cortes., Et al., "Outcomes of relapsed or refractory acute myeloid leukemia after frontline hypomethylating agent and venetoclax regimens., Haematologica online., vol. 106 No.3 (2021)
4 – Kura Oncology; data presented at the 2024 American Society of Hematology (ASH) Annual Meeting

MB-106 Phase 1/2 (Annamycin + Ara-C (AnnAraC); n = 22)

LINE OF THERAPY	ALL LINES (1ST – 7TH)	1ST LINE	2ND LINE	2ND & 3RD LINE COMBINED
Subjects Evaluable	22	4	**10**	14
Subjects Evaluable Not Dosed per Protocol	2	0	**1**	1
Median Age - Years (Range)	67.5 (19-78)	56.5 (19-69)	**71 (53 - 78)**	69.5 (53-78)
Complete Remission (CR)	**8 (36%)**	**2 (50%)**	**5 (50%)**	**6 (43%)**
Complete Remission Composite (CRc)	9 (41%)	2 (50%)	**6 (60%)**	7 (50%)
Partial Response (PR)	2	0	**1**	2
BMT to Date	4	1	**2**	3

MOLECULIN

Notes: 1) As of June 30 2025. Data from MB-106 are for intent to treat subjects who had efficacy determined (n=22); 2) Data from MB-106 are preliminary and subject to change – CSR to be published; and 3) Relapses include 1 death due to pneumonia (unrelated to drug).

MB-106: Durability, MRD, Prior Therapies - CR/CRi



Preliminary
Days
100
200
300
400
>600
>700
CR
CRi
~10 mos+ median durability for CRs
~11 mos median OS+ for all 2L
75% of CRs MRD negative
50% of CRs bridged to BMT
Prior Therapy
7+3
VenAza
Other
2
MRD
Pos
Neg
BMT
= Durability of Remission
= Overall Survival
= Continuing
= Prior Lines of Therapy
= See Notes Below

As of July 15, 2025

1) MB106 data are preliminary and subject to change until a Clinical Study Report is published. 2) MRD testing is not standard between sites. 3) Progression based on circulating blasts. Achieved CR with BMT afterward. Relapsed post BMT and died of infection. 4) Subjects did not receive SOC for infection and succumbed to infection. 5) Subjects comprise median durability for CRs. Subject #9 is ongoing thus CRs' durability is increasing. 6) Subject relapsed and was treated under compassionate use and achieved another CR and remains on follow-up on OS.

MOLECULIN

MB-106 Response by Genotype and Mutation


TF's or PR
CRc's
0 of 1
Q31 CHRM
2 of 3
Complex Karyotypes
1 of 3
KMT2A
2 of 2
RUNX1/1T1
1 of 1
SF3B1
3 of 3
ASXL1
0 of 0
CD33
0 of 0
FLT3
1 of 1
IDH2
0 of 0
IDH1
0 of 2
TP53
1 of 9
None/Not tested
8
6
4
2
0
2
4

89% (n=9) of CRc responses came from subjects with "generally poor prognosis cytogenetics and mutations"

Annamycin appears to be "genotype/mutation agnostic"

As of July 15, 2025

Note – n=20; Some subjects had multiple mutations or abnormalities, hence totals of treatment failures (TF), partial remissions (PR) or composite complete remissions (CRc) do not equal totals for each response category – TF's/PR's, or CRc's; Data are anecdotal only and not intended to indicate statistical significance. Not all mutations/subjects were tested.

Landscape of Targeted Therapy Efficacy[1]

~18% of 2L AML Patients Expected to Achieve CR w/ Approved Targeted Therapies



21%
5.8%
19%
2.3%
22%
1.7%
32%
2.4%
13%
1.3%
14%
4.9%
18% 18%
Gilteritinib (Xospata) (FLT3)
Enasidenib (Idhifa) (IDH2)2
Ivosidenib (Tibsovo) (IDH1)2,5
Olutasidenib (Rezlidhia) (IDH1)2,5
Gemtuzumab (Mylotarg) (CD33)2
Ziftomenib (NPM1/ KMT2Ar)2
Ara-C (HiDAC)3
CR6
Prevalence Weighted Benefit7
(CR rate x Eligibility)

See Appendix for All Notes – 1 This chart compares Complete Response (CR) rates as submitted for FDA approval for existing 2nd line therapies (as single agents); Note: these data are from separate clinical trials with differing protocol designs and should not be considered direct comparisons. For example, existing therapies were tested in and approved only for those subjects with corresponding mutations. Mylotarg data are adjusted for subsequent studies showing reduced relevance of limited CD33 expression.

MOLECULIN

Notes (see slide "Landscape of Targeted Therapy Efficacy")

1. This chart shows Complete Response (CR) rates as submitted for FDA approval for existing 2nd line therapies (as single agents); Note: these data are from separate clinical trials with differing protocol designs and should not be considered direct comparisons. For example, existing therapies were tested in and approved only for those subjects with corresponding mutations. Mylotarg data are adjusted for subsequent studies showing reduced relevance of limited CD33 expression.
2. Not approved in EU; US approval only; Kura has filed for approval of Ziftomenib in the US.
3. High-Dose Ara-C: Mirros Trial, 81% 2nd line patients; 17% CR, within 56 days, Konopleva et al, Blood Advances, 26 July 2022, Volume 6, Number 14; 2 – Classic I Trial, 18% CR rate within 120 days, Faderl et al, J Clin Oncol, July 2012, Volume 30, Number 20
4. Not used.
5. Assumes each drug targeting IDH1 achieves its respective CR number independent of the other (i.e., no cannibalization between drugs).
6. CR numbers for FDA approved second line therapies: F Thol et al; How I treat refractory and relapsed acute myeloid leukemia; Blood; 4 January 2024; Volume 143, Number 1. Note: some trials included patients with more than one prior lines of therapy.
7. CR rate multiplied by % of AML population presenting with targeted mutation (example: Gilteritinib achieved 21% CR rate in FLT3 subjects, which mutation is present in 27.5% of AML population, hence 21% x 27.5% = 5.8% of the total AML population are expected to achieve CR with this therapy).

2L Treatment Alternatives

	Ven-Aza[1]	Targeted[2]	AnnAraC[3]
Study size (n)	67 (Accelerated approval for 1L AML)	92-247 (Approval size)	**10** (MB-106; P3 unblindings at 30 and 60 subjects pending in 2026, approval expected on 152)
CRc	38% (in 2L)	29% (average)	**60%**
CR	16% (in 2L)	21% (average)	**50%**
Median number of cycles	13	4-5	**1.75**
Durability of response	6-10 months	4-11 months	**13 months**
Days in clinic[4]	~105	~10-12	**~12-14**
Suitable patient population	Must exclude 1L Ven-Aza (~half of AML patients)	Only in specific mutations (40-50% of AML patients left unserved)	**Most 2L patients**[5]

1. Ven-HMA: CRc (38%) is the Cai et al. (Ann Hematol 2025;104:4931–4948) pooled CR/CRi for VEN+AZA-alone in R/R AML; that meta-analysis reports no standalone CR and could not pool OS (its 2.4–25-month spread was driven by non-VEN+AZA-alone regimens, including a VEN+AZA+trametinib study). CR (16%) and median OS (5.5 mo) are from a representative real-world VEN+HMA doublet R/R AML cohort (Front Oncol 2021;11:649209, n=25; composite CR 32%). 2. Prescribing information for Gilteritinib, Idhifa, Tibsovo and Ziftomenib. 3. Moleculin MB-106 Phase 1B/2 clinical trial. 4. Clinician interviews (Ven-Aza: Azacitidine is delivered in 7 daily injections per cycle (month) plus 2 follow up visits in cycle 1 and at least 1 thereafter; Targeted: 4 visits during first cycle (month) and 2 per cycle for duration of treatment; AnnAraC: infusion over 5 days plus 1-2 follow up visits). 5. AnnAraC is considered mutation agnostic, 3L and beyond, ECOG ≥3 and LVEF <50% subject to confirmatory trial post-approval, FDA is limiting 2L use in FLT3 positive subjects in the MIRACLE trial unless a FLT3 inhibitor is inappropriate or unavailable. Additional limits on prior anthracycline use to less than 200 mg/m2. Management estimates the initial labeling should represent 70-80% of all 2L AML patients.

MOLECULIN

AML Alone Has Significant Potential Value

	APPROVED PHASE 2 COMPLETE						PRE-APPROVAL
	1st Line		2nd Line				
	Jazz	AbbVie	Servier	Kura[1]	Syndax[1]	JNJ[1]	Moleculin
	Vyxeos	Venclexta	Idhifa/Tibsovo	Ziftomenib	Revumenib	617	Annamycin
N	153	286	199/174	20	57	17	10
CR	**38%**	**37%**	**19%/25%**	**35%**	**18%**	**24%**	**50%**
CRc	48%	64%	23%/33%	40%	25%	47%	60%
AML Population	50%	50%	15-23%	30%[2]	24%[2]	30%[2]	60%

MOLECULIN

1. All three are pursuing essentially the same patient population; best overall performance from either NPM1 mutation or KMT2A rearrangement cohorts
2. Limited to 2nd Line due to low CRc performance

Notes for Potential Revenue Estimate

Adult R/R AML (2L Primary)

- **US incidence / total AML pool:** ACS Cancer Facts & Figures 2024; SEER Acute Myeloid Leukemia Stat Facts. https://seer.cancer.gov/statfacts/html/amyl.html
- **Ex-US developed incidence:** GLOBOCAN 2022 / IARC Cancer Today; Döhner H et al. Diagnosis and management of AML in adults: 2022 ELN recommendations. Blood. 2022; Miranda-Filho A et al. Lancet Haematol. 2018. https://gco.iarc.who.int/today/
- **Pricing and Peak Share:** Management Estimates

Adult AML (1L Add-on)

- **US incidence:** ACS Cancer Facts & Figures 2024; SEER Acute Myeloid Leukemia Stat Facts. https://seer.cancer.gov/statfacts/html/amyl.html
- **Ex-US developed incidence:** GLOBOCAN 2022 / IARC Cancer Today; Döhner H et al. Diagnosis and management of AML in adults: 2022 ELN recommendations. Blood. 2022; Miranda-Filho A et al. Lancet Haematol. 2018. https://gco.iarc.who.int/today/
- **Pricing and Peak Share:** Management Estimates

Soft-Tissue Sarcoma

- **US incidence:** ACS Cancer Facts & Figures 2024; SEER Acute Myeloid Leukemia Stat Facts. https://seer.cancer.gov/statfacts/html/amyl.html
- **Ex-US developed incidence:** Stiller CA et al. Descriptive epidemiology of sarcomas in Europe. Eur J Cancer. 2013;49:684–695. https://pubmed.ncbi.nlm.nih.gov/23079473/
- **Clinical Support:** OncLive, "Annamycin Drives Clinical Benefit in Soft Tissue Sarcoma Lung Metastases," Jun. 4, 2025. https://www.onclive.com/view/annamycin-drives-clinical-benefit-in-soft-tissue-sarcoma-lung-metastases; Moleculin press release Jun. 4, 2025. https://moleculin.com/moleculin-reports-positive-topline-efficacy-results-from-u-s-phase-1b-2-clinical-trial-evaluating-annamycin-for-the-treatment-of-soft-tissue-sarcoma-lung-metastases-mb-107/
- **Pricing and Peak Share:** Management Estimates

Osteosarcoma

- **US incidence:** SEER Cancer Stat Facts / ACS; Ottaviani G, Jaffe N. The epidemiology of osteosarcoma. Orphanet J Rare Dis. 2009;4:6. https://pubmed.ncbi.nlm.nih.gov/20213383/
- **Ex-US developed incidence:** Ottaviani & Jaffe 2009; RARECARENet/Stiller 2013. https://pubmed.ncbi.nlm.nih.gov/20213383/
- **Clinical Support:** Lipshultz SE et al. Cardiotoxicity and cardioprotection in childhood cancer. Acta Haematol. 2014;132:391–399. https://pubmed.ncbi.nlm.nih.gov/24284979/
- **Pricing and Peak Share:** Management Estimates

Pediatric Cancer (Anthracycline-Treated)

- **US incidence:** ACS Cancer Facts & Figures 2024; Lipshultz SE et al. Acta Haematol. 2014;132:391–399. https://pubmed.ncbi.nlm.nih.gov/24284979/
- **Ex-US developed incidence:** GLOBOCAN 2022 / IARC Cancer Today; Steliarova-Foucher E et al. International incidence of childhood cancer 2001–10. Lancet Oncol. 2017;18:719–731. https://pubmed.ncbi.nlm.nih.gov/28410997/
- **Clinical Support:** Lipshultz SE et al. Cardiotoxicity and cardioprotection in childhood cancer. Acta Haematol. 2014;132:391–399. https://pubmed.ncbi.nlm.nih.gov/24284979/
- **Pricing and Peak Share:** Management Estimates

Pancreatic Cancer

- **US incidence:** ACS Cancer Facts & Figures 2024. https://www.cancer.org/content/dam/cancer-org/research/cancer-facts-and-statistics/annual-cancer-facts-and-figures/2024/2024-cancer-facts-and-figures-acs.pdf
- **Ex-US developed incidence:** IARC Cancer Today / GLOBOCAN 2022. https://gco.iarc.who.int/today/; Huang J et al. Worldwide burden, risk factors, and trends in pancreatic cancer. Gastroenterology. 2021;160:744–754.
- **Pricing and Peak Share:** Management Estimates

Breast Cancer

- **US incidence:** ACS Cancer Facts & Figures 2024; Plasilova ML et al. Features of triple-negative breast cancer. Medicine (Baltimore). 2016. https://pubmed.ncbi.nlm.nih.gov/27583878/; Kennecke H et al. Metastatic behavior of breast cancer subtypes. J Clin Oncol. 2010. https://pubmed.ncbi.nlm.nih.gov/20498394/; Xiao W et al. Breast cancer subtypes and risk of distant metastasis at initial diagnosis. Cancer Manag Res. 2018. https://pubmed.ncbi.nlm.nih.gov/30464629/
- **Ex-US developed incidence:** IARC Cancer Today / GLOBOCAN 2022. https://gco.iarc.who.int/today/
- **Clinical Support:** Zielinski R et al. Liposomal Annamycin inhibition of lung localized breast cancer cells. SABCS poster. https://moleculin.com/wp-content/uploads/2022/04/San-Antonio-BC-Symposium-Poster.pdf
- **Pricing and Peak Share:** Management Estimates

Hepatocellular Carcinoma

- **US incidence:** ACS Cancer Facts & Figures 2024; Rumgay H et al. Global/regional/national burden of primary liver cancer by subtype. Eur J Cancer. 2022;161:108-118. https://www.sciencedirect.com/science/article/abs/pii/S0959804921012430
- **Ex-US developed incidence:** IARC Cancer Today / GLOBOCAN 2022. https://gco.iarc.who.int/today/; Rumgay 2022.
- **Pricing and Peak Share:** Management Estimates

Colorectal Cancer — Visceral Metastases (Liver and/or Lung)

- **US incidence:** ACS Cancer Facts & Figures 2024; Engstrand J et al. Colorectal cancer liver metastases — a population-based study. BMC Cancer. 2018. https://pubmed.ncbi.nlm.nih.gov/29334918/
- **Ex-US developed incidence:** IARC Cancer Today / GLOBOCAN 2022. https://gco.iarc.who.int/today/; Engstrand 2018.
- **Pricing and Peak Share:** Management Estimates

RCC — Lung Metastases

- **US incidence:** ACS Cancer Facts & Figures 2024; Capitanio U et al. Epidemiology of renal cell carcinoma. Eur Urol. 2019;75:74–84. https://pubmed.ncbi.nlm.nih.gov/30243799/
- **Ex-US developed incidence:** IARC Cancer Today / GLOBOCAN 2022. https://gco.iarc.who.int/today/; EAU RCC Guidelines epidemiology. https://uroweb.org/guidelines/renal-cell-carcinoma/chapter/epidemiology-aetiology-and-pathology
- **Pricing and Peak Share:** Management Estimates

Endometrial — Lung Metastases

- **US incidence:** ACS Cancer Facts & Figures 2024.
- **Ex-US developed incidence:** IARC Cancer Today / GLOBOCAN 2022. https://gco.iarc.who.int/today/
- **Pricing and Peak Share:** Management Estimates

Annamycin: A Novel Anthracycline


Annamycin
Epirubicin
Idarubicin
Doxorubicin

UNIQUE NEW STRUCTURE

- Incorporates key structural elements of 3 different clinically used anthracyclines, plus
- The 3'-deamination and introduction of iodine at C-2; Iodine is a material add to the molecular mass

RESULT

- Elimination of cardiotoxicity
- Overcomes MDR1 resistance mechanisms
- Increased potency
- Rapid cellular uptake
- **Improved tissue and organ distribution**
- **Active against leukemias resistant to:**
  - a) **Clinically used anthracyclines**
  - b) **Ara-C**
  - c) **Venetoclax**

Annamycin – Efficacy of Traditional Anthracyclines with Less Toxicity Plus Potential for Maintenance Therapy

POTENTIALLY NON-CARDIOTOXIC

Zero cardiotoxicity per independent expert (90 subjects reviewed to date)

Patients treated up to 5x FDA lifetime max for Dox

Enables repeated cycles and consolidation

AVOIDS CROSS RESISTANCE

with currently prescribed anthracyclines, Ara-C and Venetoclax in preclinical models

ANNAMYCIN

Zero Cardiotoxicity


O
OH
O
CH2OH
OH
O
OH
O
HO
O
CH3
HO
I

Wider therapeutic window

Avoids multidrug resistance

Better tissue/ organ targeting

FDA Recommended Model Shows Annamycin's Lack of Cardiotoxicity in This Model



% of Mice with Heart Lesions
0
100
25
0
Control
Doxorubicin
Free Annamycin
L-Annamycin
Dose (%LD10)
50
50
50
6 weekly IV injections
43
60
100
8
7
0
Doxorubicin
L-Annamycin
20
30
40
20
30
40
10 weekly IV injections

The gold standard preclinical Bertazzoli model for measuring cardiotoxicity shows Annamycin is effectively non-cardiotoxic when compared with doxorubicin.

Free Annamycin (API only) is substantially less cardiotoxic than doxorubicin and L-Annamycin (as formulated) is essentially non-cardiotoxic in this preclinical model.

MOLECULIN

Annamycin Synergizes with Ara-C in Increasing Survival in Highly Aggressive p53-null, FLT3 Mutated AML Model

Analysis of Minimal Residual Disease (MRD)



L-ANN
Day 36
L-ANN+ ARA-C
Day 36
Bone marrow
Spleen
Lungs

	Median survival	P vs vehicle	P vs ARA-C	P vs L-Ann
vehicle	14	-	0.6	
ARA-C	17	0.6	-	<0.0001
L-ANN	34.5	<0.0001	<0.0001	-
L-ANN + ARA-C	58	<0.0001	<0.0001	<0.0001



Percent survival
100
50
0
0
10
20
30
40
50
60
70
80
90
100
110
120
130
Time, days
Day 36
Vehicle
L-ANN 4 mg/kg
ARA-C 50 mg/kg
L-ANN + ARA-C

MOLECULIN

Performance of AML Therapies in 2nd Line

CLAVELA: International Randomized Phase 2/3 Study of Elacytarabine Versus Investigator Choice in Patients with Relapsed/Refractory Acute Myeloid Leukemia

381

R/R AML subjects

Elacytarabine

(compared with)

7 different NCCN recommended therapies

Therapies compared:

- high-dose cytarabine (HiDAC)
- MEC
- FLAG/FLAG-Ida
- low-dose cytarabine
- hypomethylating agents
- hydroxyurea
- supportive care

Results

There were no significant differences in OS (3.5 vs 3.3 months), response rate (CR = 15% v 12%) between the elacytarabine and control arms, respectively. There was no significant difference in OS among any of the investigator's choice regimens.

Gail J. Roboz, Todd Rosenblat, Martha Arellano, Marco Gobbi, Jessica K. Altman, Pau Montesinos, Casey O'Connell, Scott R. Solomon, Arnaud Pigneux, Norbert Vey, Robert Hills, Tove Flem Jacobsen, Athos Gianella-Borradori, Øivind Foss, Sylvia Vetrhusand, and Francis J. Giles , J Clin Oncol 32:1919-1926. © 2014 by American Society of Clinical Oncology

AnnAraC Demonstrated Superior Complete Remission (CR) Rate Compared to Current Standard of Care



Complete Remission (CR)
HiDAC CR rates are well documented[4]
17%
n=149
(@56 days)
HiDAC[1]
Mirros Trial
18%
n=157
(@120 days)
HiDAC[2]
Classic I Trial
36%
n=22
AnnAraC[3]
All-Comers
43%
n=14
AnnAraC[3]
2nd + 3rd Line
50%
n=10
(@49 days)
AnnAraC[3]
2nd Line

Annamycin NDA to be based on CR rate in 2nd line subjects at ~1 month

1 – Mirros Trial, 81% 2nd line patients; 17% CR, within 56 days, Konopleva et al, Blood Advances, 26 July 2022, Volume 6, Number 14; 2 – Classic I Trial, 18% CR rate within 120 days, Faderl et al, J Clin Oncol, July 2012, Volume 30, Number 20; 3 – MB-106 trial, 50% CR rate for 2nd line patients (n=10, within 49 days), 43% CR rate for 2nd + 3rd line patients (n=14), and 36% CR rate for all-comers (1st through 7th line, n=22); 4 – Rates for Mirros and Classic I based on 1 g/m2/day for 5 days vs 2 g/m2/day for 5 days in MB-106 and 108, however per Löwenberg B, et al, Cytarabine Dose for Acute Myeloid Leukemia, N Engl J Med 2011;364:1027-1036 DOI: 10.1056/NEJMoa1010222, VOL. 364 NO. 11, no statistically significant difference in outcomes (including CR) was noted in a head-to-head comparison between 1g/m2/day and 2 g/m2/day..

MOLECULIN

MB-107 STS Lung Mets w/ Annamycin Summary*

*Per final clinical study report



MOLECULIN

MB-107 Overview

LIPOSOMAL ANNAMYCIN (L-ANNAMYCIN)[1], MB-107 – PHASE 1B/2 STUDY OF LIPOSOMAL ANNAMYCIN (L-ANNAMYCIN) IN SUBJECTS WITH PREVIOUSLY TREATED SOFT TISSUE SARCOMAS WITH PULMONARY METASTASES

A multi-center, open-label, single-arm study that in Phase 1B determined the Maximum Tolerable Dose and recommended Phase 2 Dose ("MTD", "RP2D" respectively) and safety of L-Annamycin and in Phase 2 explored the efficacy of L-Annamycin as a single agent for the treatment of subjects with Soft Tissue Sarcoma (STS) with lung metastases ("STS Lung Mets" ,"Advanced STS") for which chemotherapy was considered appropriate.

Phase 1b
19 subjects
Dose range: 210 - 390 mg/m^2

→

RP2D established:
330 mg/m^2

→

Phase 2
15 subjects treated at RP2D

Total n=36, with n=32 evaluable for PFS (4 lost to follow up or withdrew)

MOLECULIN

1 – Also known as "Annamycin" and "Naxtarubicin".
Source: Table 5 of Clinical Study Report ("CSR")

Median OS Outperforming in STS Lung Mets

Annamycin delivering better performance 7th line than would be expected even in 2nd line for monotherapy



Meta Analysis of 10 Studies and 2,267 Subjects*
(Range of Salvage Therapies)
MB-107 (n=36)
(Annamycin)
8-12 Months
SoC
13.4 Months
Experimental
13.5 Months
2nd Line
7th Line

*Comandone A, et al; "Salvage Therapy in Advanced Adult Soft Tissue Sarcoma: A Systematic Review and Meta-Analysis of Randomized Trials"; The Oncologist 2017;22:1518–1527

PFS and OS Improved in Dose Dependent Manner


Median PFS (Days)
Median OS (Months)
Responders (SD or PR) after 2 cycles showed improvement in OS and PFS
63
n=32
122
CBR after 2 cycles n=18
127
≤ 2 prior lines n=7
13.5
n=36
19.7
CBR after 2 cycles n=18
19.9
≤ 2 prior lines n=7
210-390 mg/m2, Median 6 prior lines
≤ 330 mg/m2
210-390 mg/m2, Median 6 prior lines
≤ 330 mg/m2
≤330 mg/m2 and ≤2 prior lines of therapy showed improvement in OS and PFS

MOLECULIN

Payers Support a Premium Where Efficacy and Total Cost of Care Align

WHAT PAYERS WEIGH

Total cost of care, not drug price alone
Hospitalization, monitoring, complications and sequential therapy dominate the AML cost burden.

Inpatient IV carries DRG risk
Drug cost can exceed the bundled DRG payment — but a 5-day regimen vs. 7+3 shortens stays and eases that burden.

Access is actively managed
Prior authorization, step therapy, line-of-therapy limits and MRD-based continuation gate utilization.

Preferred status hinges on value
Favorable cost paired with standout efficacy is the path to preferred formulary positioning.

UNIT PRICE VS. TOTAL COST OF CARE

Illustrative drug cost over a 12-month treatment episode


Ven-HMA regimens $15–35K/mo · ongoing until progression
Annamycin (IV) ~$33K/infusion · finite 5-day course
Vyxeos (IV) ~$75K/cycle · finite

A higher unit price ≠ higher total cost. Annamycin's finite course — with ~50% of responders bridging to potentially curative transplant — caps drug spend, while oral targeted therapy accrues cost indefinitely until progression.

Oral costs: U.S. WAC, ~$15–35K per 30-day supply (Venclexta, Xospata, Tibsovo, Idhifa), 2025–26. IV pricing per market research. Illustrative — not a formal cost model.

MOLECULIN MANAGEMENT CONCLUSION

- **A defensible premium to Vyxeos.**
  Research validates pricing Annamycin at ~$33K per infusion — within the range payers named acceptable.
- **The premium is earned by efficacy.**
  50–60% CR/CRc, 12+ month median OS (vs. 6–9), 75% MRD-negative, and 50% bridged to transplant.
- **It lowers total cost of care.**
  A 5-day regimen and no observed cardiotoxicity directly answer payers' DRG, monitoring and inpatient concerns.
- **It serves a broad population.**
  Biomarker-agnostic, all-comer use expands the treatable pool, reinforcing value at this price.

WP1066 Update

Clinical Trial with WP1066 at Northwestern University

- Externally funded investigator-initiated Phase 2 trial of oral WP1066 in combination with radiation treating glioblastoma (GBM), a form of brain cancer
- Northwestern is actively enrolling subjects with 7 recruited dosed to date
- Minimal investment from Moleculin - supplying drug product

Preclinical Studies with WP1066 IV Formula at Emory University

- Evaluating various WP1066 IV formulations in preclinical studies with the goal of selecting the best molecule for potential future clinical development
- Study drug was delivered in April 2025
- Preclinical data anticipated during 2H 2026